EXHIBIT 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
Stifel 2018 Healthcare Conference, 27th Annual Credit Suisse
 Healthcare Conference and Jefferies 2018
London Healthcare Conference

Houston, TX, November 7, 2018 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics (the "Company"), today announced that its Chief Financial Officer, Larry McAfee, will present at the Stifel 2018  Healthcare Conference on Tuesday, November 13, 2018, and at the 27th Annual Credit Suisse Healthcare Conference on Wednesday, November 14, 2018. Chris Reading, its Chief Executive Officer, will present at the Jefferies 2018 London Healthcare Conference on Wednesday, November 14, 2018.  The presentations will cover an overview of the Company.  The conferences are being held in New York, Arizona and London respectively.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 587 outpatient physical therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 26 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

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